UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 23, 2008

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2008, Concurrent Computer Corporation, a Delaware corporation (the “Company” or the “Registrant”), entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (the “Bank”), which amends certain terms of the existing Amended and Restated Loan and Security Agreement (the “Credit Agreement”).  The Amendment provides the Company an opportunity to repurchase up to $2.5 million of its capital stock.  All other terms of the Credit Agreement remain the same, whereby the Bank provides for a $10,000,000 revolving credit line with a borrowing base dependent upon the Company’s outstanding accounts receivable and is secured by substantially all of the assets of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On June 24, the Company issued a press release announcing that its Board had authorized the repurchase of up to $2.5 million of the Company’s common stock, par value $.01 per share, through a stock repurchase program. The full text of the press release issued in connection with the announcement of the stock repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release, dated June 24, 2008.

99.2	Second Amendment to Amended and Restated Loan and Security Agreement dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2008.

CONCURRENT COMPUTER CORPORATION

By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number and Description

99.1	Press Release dated June 24, 2008.

99.2	Second Amendment to Amended and Restated Loan and Security Agreement dated June 23, 2008.

4